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As filed with the Securities and Exchange Commission on April 26, 2012

No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MOLSON COORS BREWING COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	84-0178360 (I.R.S. Employer Identification No.)

*(and certain subsidiaries identified as co-registrants in the Table of Co-Registrants appearing below):

1225 17th Street
Denver, Colorado 80202
(303) 927-2337
1555 Notre Dame Street East
Montréal, Québec, Canada H2L 2R5
(514) 521-1786
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)	Samuel D. Walker, Esq.
Global Chief People and Legal Officer
1225 17th Street
Denver, Colorado 80202
(303) 927-2337
(Name, address, including zip code, and telephone number,
including area code, of registrant's agent for service)

Copies to:

Christian O. Nagler
Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
(212) 446-4800

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

             If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

             If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

             If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

             If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

             Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

             See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee

Debt Securities	(1)	(1)	(1)	(1)

Guarantees of Debt Securities (2)	(1)	(1)	(1)	(2)

(1)
An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at unspecified prices. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all the registration fee.

(2)
Pursuant to Rule 457(n) under the Securities Act, there is no additional registration fee payable with respect to the guarantees.

TABLE OF CO-REGISTRANTS

Exact Name of Co-Registrant as Specified in its Charter	State/Jurisdiction of Organization	I.R.S. Employer Identification Number
Molson Coors International LP(1)	Delaware	61-1529355
Molson Coors Capital Finance ULC(2)	Nova Scotia	98-0449695
Molson Coors International General, ULC(2)	Nova Scotia	98-0532434
Coors International Holdco, ULC(2)	Nova Scotia	98-0537675
Molson Coors Callco ULC(2)	Nova Scotia	98-0451609
Molson Canada 2005(2)	Ontario	98-0958610
Coors Brewing Company(1)	Colorado	84-1150943
CBC Holdco LLC(1)	Colorado	37-1542462
MC Holding Company LLC(1)	Colorado	27-4174485
CBC Holdco 2 LLC(1)	Colorado	27-5470101
Newco3, Inc.(1)	Colorado	80-0357759
Molson Coors Brewing Company (UK) Limited(3)	United Kingdom	98-0367820
Molson Coors Holdings Limited(3)	United Kingdom	98-0367821
Golden Acquisition(3)	United Kingdom	98-0369755

(1)
The address and telephone number of such co-registrant's principal executive offices is 1225 17th Street, Suite 3200, Denver, Colorado 80202, (303) 927-2337.

(2)
The address and telephone number of such co-registrant's principal executive offices is c/o Molson Canada, 33 Carlingview Drive, Toronto, Ontario M9W 5E4, (416) 679-7629.

(3)
The address and telephone number of such co-registrant's principal executive offices is 137 High Street Burton on Trent, Staffordshire, England DE14 1JZ 44 01283 511 000.

  The name, address and telephone number of each co-registrant's agent for service of process is Samuel D. Walker, Global Chief People and Legal Officer, 1225 17th Street, Denver, Colorado 80202, (303) 927-2337.

Prospectus

Molson Coors Brewing Company
Debt Securities and Guarantees

        We may offer from time to time, in one or more series, debt securities and guarantees thereof. We urge you to carefully read this prospectus and the accompanying prospectus supplement, together with documents we incorporate by reference, which will describe the specific terms of these securities, before you make your investment decision.

        Investing in these securities involves certain risks. See "Risk Factors" in the applicable prospectus supplement and in our most recent annual report on Form 10-K, along with the disclosure related to the risk factors contained in our subsequent quarterly reports on Form 10-Q, as updated by our subsequent filings with the Securities and Exchange Commission, which are incorporated by reference herein.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is April 26, 2012

        We are responsible for the information contained and incorporated by reference in this prospectus and in any prospectus supplement we prepare or authorize. We have not authorized anyone to give you any other information, and we do not take responsibility for any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. You should assume that the information contained and incorporated by reference in this prospectus and any accompanying prospectus supplement is only accurate as of the respective dates of such documents. All references to "MCBC," "we," "us," "our" and "ours" in this prospectus mean Molson Coors Brewing Company and its consolidated subsidiaries.

About This Prospectus

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

        We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

Risk Factors

        You should consider carefully all of the information set forth in any accompanying prospectus supplement and the documents incorporated by reference herein and therein, unless expressly provided otherwise, and, in particular, the risk factors described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the SEC and incorporated by reference in this prospectus. The risks described in any document incorporated by reference herein are not the only ones we face, but are considered to be the most material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

Ratio of Earnings to Fixed Charges

        The following ratios of earnings to fixed charges should be read in conjunction with our consolidated financial statements and related notes relating to the relevant periods included in our Current Report on Form 8-K dated April 26, 2012 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Form 10-K for the fiscal year ended December 31, 2011, both of which are incorporated by reference herein.

	Fiscal year ended
	December 31, 2011	December 25, 2010	December 26, 2009	December 28, 2008	December 30, 2007
Income from continuing operations before income taxes:	$774.2	$809.0	$717.5	$499.4	$526.0
Plus: Amortization of capitalized interest	3.1	3.4	4.0	4.2	4.5
Distributions from MillerCoors(1)	457.9	456.1	401.1	136.5	—
Distributions from other unconsolidated affiliates	28.4	14.0	16.6	7.5	9.3
Less: Equity income in MillerCoors	(457.9)	(456.1)	(382.0)	(155.6)	—
Equity in net income of other unconsolidated affiliates	(23.2)	(18.2)	(6.9)	(24.1)	(6.6)
Capitalized interest	(2.3)	(1.2)	(2.7)	(1.1)	(9.5)

	$780.2	$807.0	$747.6	$466.8	$523.7

Fixed charges:
Interest expenses, net of capitalized interest	118.7	110.2	96.6	119.1	134.9
Capitalized interest	2.3	1.2	2.7	1.1	9.5
Portion of rentals representative of interest factor(2)	11.8	11.2	10.2	20.5	26.8

	$132.8	$122.6	$109.5	$140.7	$171.2

Earnings and fixed charges	$913.0	$929.6	$857.1	$607.5	$694.9

Ratio of earnings to fixed charges	$6.9	$7.6	$7.8	$4.3	$4.1

(1)
Includes only distributions representing return on investment and classified within Cash flows from operating activities.

(2)
The portion of rent expense representing interest is estimated to be 33% of the rent expense for purposes of calculating the ratio of earnings to fixed charges.

Description of Securities

        This prospectus contains a summary of the securities that MCBC may sell. These summaries are not meant to be a complete description of each security. However, this prospectus and the accompanying prospectus supplement contain the material terms of the securities being offered.

Description of Debt Securities

        The debt securities will be our direct unsecured general obligations. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more indentures. Senior debt securities will be issued under a senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Each of the senior indenture and the subordinated indenture is referred to as an indenture. The material terms of any indenture will be set forth in the applicable prospectus supplement.

 Forms of Securities

        Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities. The depositary maintains a computerized system that will reflect each investor's beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Denominations, Registrations and Transfer

        Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company ("DTC"). In such case, each holder's beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC's records.

        A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder's name if:

  •
  DTC notifies us that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and no successor depositary has been appointed for 90 days; or

  •
  we determine, in our sole discretion, that the global security shall be exchangeable.

        If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee's corporate office or at the offices of any paying agent appointed by us under the indenture. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Where You Can Find More Information

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. These SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov and our website at http://www.molsoncoors.com. Information on our website is not a part of, and we are not incorporating the contents of our website into, this prospectus. You may also read and copy any document we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

Incorporation of Certain Documents by Reference

        We are "incorporating by reference" into this prospectus specific documents that we filed with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information that we file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future documents that we file (other than information in the documents or filings that is deemed to have been furnished and not filed) with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the termination of the offerings of all of the securities covered by this prospectus. This prospectus is part of a registration statement filed with the SEC.

        We are "incorporating by reference" into this prospectus the following documents:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (including portions of our Proxy Statement for our 2012 annual meeting of stockholders filed on April 18, 2012 (the "Proxy Statement") with the SEC to the extent specifically incorporated by reference in such Form 10-K and as amended by our Current Report on Form 8-K dated April 26, 2012 as to Item 8);

  •
  Our Current Reports on Form 8-K filed February 27, 2012, April 3, 2012 and April 26, 2012.

        We will provide, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated by reference. You can request copies of such documents if you call or write us at the following email address or telephone number: Molson Coors Brewing Company, Attention: Investor Relations, MCBCInvestorRelations@molsoncoors.com, or Julie Frye at (303) 927-2337.

        This prospectus and the information incorporated by reference herein contain summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of securities covered by this prospectus. The descriptions of these agreements contained in this prospectus or information incorporated by reference herein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us.

        Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus.

        In reliance on Rule 12h-5 under the Exchange Act, none of the guarantors intends to file annual reports, quarterly reports, current reports or transition reports with the SEC. For so long as the issuer and the subsidiary guarantors rely on Rule 12h-5, certain financial information pertaining to the guarantors will be included in our financial statements filed with the SEC pursuant to the Exchange Act.

Information Concerning Forward-Looking Statements

        This prospectus, including the documents incorporated by reference herein, contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act. Such forward-looking information is intended to be covered by the safe harbor to "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. These statements may be made directly in this prospectus or may be incorporated in this prospectus by reference to other documents. Representatives of MCBC may also make forward-looking statements. Forward-looking statements are all statements other than statements of historical fact, such as those statements relating to overall volume trends, consumer preferences, pricing trends, industry forces, cost reduction strategies, anticipated results, anticipated synergies, expectations for funding future capital expenditures and operations, debt service capabilities, shipment levels and profitability, market share and the sufficiency of capital resources. In addition, statements that we make in this prospectus that are not statements of historical fact may also be forward-looking statements. Words such as "expects," "goals," "plans," "believes," "continues," "may," "anticipate," "seek," "estimate," "outlook," "trends," "future benefits," "strategies," and variations of such words and similar expressions are intended to identify forward-looking statements.

        Forward-looking statements are subject to risks and uncertainties that could cause actual results to be materially different from those indicated (both favorably and unfavorably). These risks and uncertainties include, but are not limited to those described under the heading "Risk Factors" in our annual report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC as updated by our subsequent filings with the SEC. Caution should be taken not to place undue reliance on any such forward-looking statements. Forward-looking statements speak only as of the date when made and we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise except as required by applicable laws and regulations.

        Investors are cautioned that many of the assumptions on which our forward-looking statements are based are likely to change after our forward-looking statements are made. Further, we may make changes to our business plans that could or will affect our results. We caution investors that we do not intend to update our forward-looking statements more frequently than quarterly notwithstanding any changes in our assumptions, changes in our business plans, our actual experience, or other changes, and we undertake no obligation to update any forward-looking statements.

Legal Matters

        Certain matters relating to Delaware and New York law will be passed upon by Kirkland & Ellis LLP.

Experts

        The financial statements, financial statement schedule and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) of Molson Coors Brewing Company incorporated in this Registration Statement by reference to the Annual Report on Form 10-K of Molson Coors Brewing Company for the year ended December 31, 2011, as it relates to the financial statement schedule, and the Current Report on Form 8-K of Molson Coors Brewing Company dated April 26, 2012, as it relates to the financial statements and management's assessment of the effectiveness of internal control over financial reporting included in Management's Report on Internal Control over Financial Reporting, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The financial statements of MillerCoors LLC incorporated in this Registration Statement by reference to the Annual Report on Form 10-K of Molson Coors Brewing Company for the year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Debt Securities and Guarantees

Prospectus

April 26, 2012

PART II.

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table shows the costs and expenses payable in connection with the sale and distribution of the securities being registered. All amounts except the SEC registration fee are estimated.

	Amount
SEC registration fee	$		*
Accounting fees and expenses		75,000
Legal fees and expenses			**
Printing fees and expenses			**
Total		$75,000

*
In accordance with Rule 456(b) and 457(r), we are deferring payment of the registration fee.

**
These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers

Delaware Entities

  Molson Coors Brewing Company and Molson Coors International LP

        Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys' fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys' fees) that such officer or director actually and reasonably incurred in connection therewith. The rights provided in Section 145 of the DGCL are not exclusive, and the corporation may also provide for indemnification under bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

        Molson Coors Brewing Company's restated certificate of incorporation and amended and restated bylaws provide for indemnification of its current and former directors and officers to the fullest extent permitted by the DGCL. In the case of a proceeding commenced by a current or former director or officer, indemnification is only required if the commencement of such proceeding was authorized by the company's board of directors.

        Molson Coors Brewing Company maintains directors' and officers' liability insurance policies.

  Molson Coors International LP

        Section 17-108 of the Delaware Revised Uniform Limited Partnership Act (the "DRULPA") empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. The Agreement of Limited Partnership of Molson Coors International LP provides that the general partner and its officers, directors, shareholders, agents and employees shall be indemnified and held harmless by the partnership to the fullest extent permitted by applicable law from and against any and all losses arising from any claims, demands, liabilities, costs, damages, and causes of action in connection with or resulting from any acts or omissions by such indemnitee undertaken on behalf of the partnership, including any demands, claims or lawsuits initiated by a partner, unless such acts or omissions are found by a court of competent jurisdiction upon entry of a final judgment to be in bad faith, or to constitute fraud, gross recklessness, willful misconduct or a knowing violation of law. The Agreement of Limited Partnership also provides that the general partner shall not be liable to the partnership or its partners for any action it takes or omits to take as general partner, if performed in compliance with the agreement, and shall not have any liability for monetary damages to the partnership or its partners for breach of its fiduciary duty as general partner, except in the case of a breach of the general partner's duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction from which the general partner directly or indirectly derives an improper personal benefit.

        Molson Coors International LP's Agreement of Limited Partnership provides for indemnification of its General Partner, directors, officers, shareholders, agents and employees to the fullest extent permitted by the DRUPLA.

Nova Scotia Entities

  Coors International Holdco, ULC, Molson Coors Callco ULC, Molson Coors Capital Finance ULC and Molson Coors International General, ULC.

        The Companies Act (Nova Scotia) does not restrict a company from indemnifying directors and provides that if in any proceeding against a director of a company for negligence or breach of trust it appears to the court hearing the case that the director is or may be liable in respect of the negligence or breach of trust, but has acted honestly and reasonably and ought fairly to be excused for the negligence or breach of trust, the court may relieve the director, either wholly or partly, from the director's liability on such terms as the court may think proper.

        The Articles of Association of each of the Nova Scotia entities provide for the indemnity of every director or officer, former director or officer, or person who acts or acted at the company's request as a director or officer of the company, a body corporate, partnership or other association of which the company is or was a shareholder, partner, member or creditor, and for the heirs and legal representatives of such person, in the absence of any dishonesty on the part of such person, against all costs, losses and expenses, including amounts paid to settle an action or claim or satisfy a judgment, that such director, officer or person may incur or become liable to pay in respect of any claim made against such person or any civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of the company or such body corporate, partnership or other association, whether the company is a claimant or party to such action or proceeding or otherwise ("indemnity costs"). The Articles of Association further provide that it shall be the duty of the directors to pay all indemnity costs out of the funds of the company. The amount for which such indemnity is proved shall immediately attach as a lien on the property of the company and have priority as against the shareholders over all other claims.

        The Articles of Association also provide that no director or officer, former director or officer, or person who acts or acted at the company's request as a director or officer of the company, a body corporate, partnership or other association of which the company is or was a shareholder, partner, member or creditor, in the absence of any dishonesty on such person's part, shall be liable for the acts, receipts, neglects or defaults of any other director, officer or such person, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the company through the insufficiency or deficiency of title to any property acquired for or on behalf of the company, or through the insufficiency or deficiency of any security in or upon which any of the funds of the company are invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any funds, securities or effects are deposited, or for any loss occasioned by error of judgment or oversight on the part of such person, or for any other loss, damage or misfortune whatsoever that happens in the execution of the duties of such person or in relation thereto.

Ontario Entity

  Molson Canada 2005

        Molson Canada 2005 is a general partnership, and, as such, its partnership agreement provides for mutual indemnification whereby each partner indemnifies the partnership and the other partners from any of its separate debts, liabilities, claims, costs, demands, obligations, duties and agreements.

Colorado Entities

  Coors Brewing Company and Newco3, Inc.

        The Colorado Business Corporations Act (the "CBCA"), as set forth in Title 7, Articles 101 to 117 of the Colorado Revised Statutes, governs a Colorado corporation's obligations to indemnify its officers and directors. The CBCA specifies the circumstances under which a corporation may indemnify its directors, officers, employees and agents. As to directors, the CBCA generally requires that a director provide a statement that he or she has met a certain standard of conduct. The CBCA standard requires that a director must have acted in good faith, and for acts done in a director's official capacity, must have reasonably believed that he or she acted in the best interests of the corporation. In all other instances, the director must have acted in good faith and must have reasonably believed that he or she acted in a manner that was not opposed to the best interests of the corporation. In criminal proceedings, the director must not have had a reason to believe that his or her conduct was unlawful. In a proceeding brought by or in the right of the corporation, or that alleges that a director improperly received a personal benefit, the director cannot be indemnified if he or she is adjudged liable, unless a court orders the corporation to pay reasonable expenses. On the other hand, the corporation must pay reasonable expenses that a director or officer incurred in a proceeding when any director or officer is wholly successful on the merits or otherwise in defending any civil or criminal proceeding. The CBCA permits the corporation to indemnify officers and employees to a greater extent than it may indemnify directors if such indemnification would not violate public policy.

        The CBCA also provides that a corporation may in its articles of incorporation eliminate or limit the personal liability of a director to the corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director, except for monetary damages for any breach of the director's duty of loyalty to the corporation or its shareholders, acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law, certain acts regarding approval of unlawful distributions, or any transaction from which the director directly or indirectly derived an improper personal benefit.

        Coors Brewing Company's articles of incorporation, as amended, provide that the personal liability of its directors will be limited or eliminated to the fullest extent allowed by applicable law. The company's articles of incorporation and bylaws provide generally for indemnification of the company's officers and directors in the discretion of the board of directors to the fullest extent permitted by applicable law, except with respect to any personal benefit improperly received by such director or officer or, in the case of officers, with respect to matters in which the officer shall be adjudged to be liable for his or her own gross negligence or willful misconduct in the performance of any duty.

        Newco3 Inc.'s articles of incorporation, as amended, provide that its current and former directors, officers, agents , fiduciaries and employees shall be indemnified to the fullest extent allowed by applicable law against any claim, liability or expense arising against or incurred by such person made party to a proceeding because such person is or was a director, officer, agent, fiduciary or employee of the corporation or because such person is or was serving another entity or employee benefit plan as a director, officer, partner, trustee, employee, fiduciary or agent at the corporation's request. The corporation has the authority, to the maximum extent permitted by law, to purchase and maintain insurance providing for such indemnification.

  CBC Holdco LLC, CBC Holdco 2 LLC and MC Holding Company LLC

        Section 7-80-410 of the Colorado Limited Liability Company Act (the "CLLCA") permits indemnification of a member or manager in respect of payments made and personal liabilities reasonably incurred by that member or manager in the ordinary and proper conduct of the company's business or for the preservation of the company's business or property. The statute permits a limited liability company to indemnify and advance litigation expenses to employees and agents who are not managers to a greater extent than managers if consistent with law and provided for by the articles of organization, the operating agreement, or a contract between the corporation and the employee or agent.

        The Operating Agreement of each of the Colorado limited liability companies provides for indemnification of its current and former members to the fullest extent permitted by the CLLCA. However, in each case, any advancement of expenses incurred by an indemnitee shall be made only upon delivery to the company of an undertaking, by the indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such indemnitee is not entitled to be indemnified for such expenses; provided further, that the company shall only indemnify its members in connection with proceedings initiated by such indemnitee where such proceeding was authorized by the company's managing member. The Operating Agreement of each of the Colorado limited liability companies provides that its members, officers and employee of the company shall not have any fiduciary duty to the respective company or its members.

United Kingdom Entities

  Molson Coors Brewing Company (UK) Limited, Molson Coors Holdings Limited and Golden Acquisition

        English law does not permit a company to indemnify a director or an officer of the company against any liability which by virtue of any rule of law would otherwise attach to him or her in respect of negligence, default, breach of duty or breach of trust in relation to the company except liability incurred by such director or officer in defending any legal proceeding (whether civil or criminal) in which judgment is given in his or her favor or in which he or she is acquitted or in certain instances where, although he or she is liable, a court finds that such director or officer acted honestly and reasonably and that having regard to all the circumstances he or she ought fairly to be excused and relief is granted by the court.

        Section 310 of the Companies Act 1985 of Great Britain, as amended (the "Companies Act"), provides as follows:

  1.
  This section applies to any provision, whether contained in a company's articles or in any contract with the company or otherwise, for exempting any officer of the company or any person (whether an officer or not) employed by the company as auditor from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company.

  2.
  Except as provided by the following subsection, any such provision is void.

  3.
  This section does not prevent a company—

            (a)   from purchasing and maintaining for any such officer or auditor insurance against any such liability, or

            (b)   from indemnifying any such officer or auditor against any liability incurred by him—

                (i)  in defending any proceedings (whether civil or criminal) in which judgment is given in his favour or he is acquitted, or

               (ii)  in connection with any application under section 144(3) or (4) (acquisition of shares by innocent nominee) or section 727 (general power to grant relief in case of honest and reasonable conduct) in which relief is granted to him by the court."

        Section 727 of the Companies Act provides as follows: Power of court to grant relief in certain circumstances:

  1.
  If in any proceedings for negligence, default, breach of duty or breach of trust against an officer of a company or a person employed by a company as auditor (whether he is or is not an officer of the company) it appears to the court hearing the case that officer or person is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from his liability on such terms as it thinks fit.

  2.
  If any such officer or person as above-mentioned has reason to apprehend that any claim will or might be made against him in respect of any negligence, default, breach of duty or breach of trust, he may apply to the court for relief; and the court on the application has the same power to relieve him as under this section it would have had if it had been a court before which proceedings against that person for negligence, default, breach of duty or breach of trust had been brought.

  3.
  Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant or defender ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case in whole or in part from the jury and forthwith direct judgment to be entered for the defendant or defender on such terms as to costs or otherwise as the judge may think proper.

        The Articles of Association of each of the UK entities is silent on indemnification. Molson Coors Holdings Limited does note, however, that its members' liability is limited.

Item 16.    Exhibits

        The Exhibit Index attached to this registration statement is incorporated herein by reference.

Item 17.    Undertakings

        (a)   The undersigned registrants hereby undertake:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that, paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

        The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)  Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

           (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

          (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and

          (iv)  Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

        (b)   The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        (d)   The undersigned registrants hereby undertake that:

          (1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 26th day of April, 2012.

MOLSON COORS BREWING COMPANY
By:	/s/ STEWART GLENDINNING
	Name:	Stewart Glendinning
	Title:	Global Chief Financial Officer

POWER OF ATTORNEY

        Each of the undersigned hereby constitutes and appoints Stewart Glendinning, Samuel D. Walker and E. Lee Reichert, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign this registration statement on Form S-3 filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act, and otherwise), and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such registration statement or registration statements shall comply with the Securities Act and the applicable rules and regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes or resubstitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ PETER SWINBURN Peter Swinburn	President, Global Chief Executive Officer and Director (Principal Executive Officer)	April 26, 2012
/s/ STEWART GLENDINNING Stewart Glendinning	Global Chief Financial Officer (Principal Financial Officer)	April 26, 2012
/s/ ZAHIR IBRAHIM Zahir Ibrahim	Vice President and Global Controller (Principal Accounting Officer)	April 26, 2012
/s/ ANDREW T. MOLSON Andrew T. Molson	Chairman	April 26, 2012

Signature	Title	Date

/s/ PETER H. COORS Peter H. Coors	Vice Chairman	April 26, 2012
/s/ CHRISTIEN COORS FICELI Christien Coors Ficeli	Director	April 26, 2012
/s/ FRANCESCO BELLINI Francesco Bellini	Director	April 26, 2012
/s/ JOHN E. CLEGHORN John E. Cleghorn	Director	April 26, 2012
/s/ BRIAN GOLDNER Brian Goldner	Director	April 26, 2012
/s/ CHARLES M. HERINGTON Charles M. Herington	Director	April 26, 2012
/s/ FRANKLIN W. HOBBS Franklin W. Hobbs	Director	April 26, 2012
/s/ GEOFF MOLSON Geoff Molson	Director	April 26, 2012
/s/ IAIN NAPIER Iain Napier	Director	April 26, 2012
/s/ DAVID P. O'BRIEN David P. O'Brien	Director	April 26, 2012
H. Sanford Riley	Director
/s/ DOUGLAS TOUGH Douglas Tough	Director	April 26, 2012

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 26th day of April, 2012.

COORS BREWING COMPANY
By:	/s/ STEWART GLENDINNING
	Name:	Stewart Glendinning
	Title:	Chief Financial Officer

POWER OF ATTORNEY

        Each of the undersigned hereby constitutes and appoints Stewart Glendinning, Samuel D. Walker and E. Lee Reichert, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign this registration statement on Form S-3 filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act, and otherwise), and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such registration statement or registration statements shall comply with the Securities Act and the applicable rules and regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes or resubstitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ PETER SWINBURN Peter Swinburn	President, Chief Executive Officer and Director (Principal Executive Officer)	April 26, 2012
/s/ STEWART GLENDINNING Stewart Glendinning	Chief Financial Officer (Principal Financial and Accounting Officer)	April 26, 2012
/s/ PETER H. COORS Peter H. Coors	Director	April 26, 2012
/s/ SAMUEL D. WALKER Samuel D. Walker	Director	April 26, 2012

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 26th day of April, 2012.

MOLSON COORS CAPITAL FINANCE ULC
By:	/s/ STEWART GLENDINNING
	Name:	Stewart Glendinning
	Title:	Chief Financial Officer

POWER OF ATTORNEY

        Each of the undersigned hereby constitutes and appoints Stewart Glendinning, Samuel D. Walker and E. Lee Reichert, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign this registration statement on Form S-3 filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act, and otherwise), and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such registration statement or registration statements shall comply with the Securities Act and the applicable rules and regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes or resubstitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ DAVID PERKINS David Perkins	President and Chief Executive Officer (Principal Executive Officer)	April 26, 2012
/s/ STEWART GLENDINNING Stewart Glendinning	Chief Financial Officer and Director (Principal Financial Officer)	April 26, 2012
/s/ WOUTER VOSMEER Wouter Vosmeer	Director (Principal Accounting Officer)	April 26, 2012
/s/ SAMUEL D. WALKER Samuel D. Walker	Director	April 26, 2012

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 26th day of April, 2012.

MOLSON COORS INTERNATIONAL LP
By:	Molson Coors International General, ULC, its General Partner
By:	/s/ DAVID PERKINS
	Name:	David Perkins
	Title:	President and Director

POWER OF ATTORNEY

        Each of the undersigned hereby constitutes and appoints Stewart Glendinning, Samuel D. Walker and E. Lee Reichert, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign this registration statement on Form S-3 filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act, and otherwise), and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such registration statement or registration statements shall comply with the Securities Act and the applicable rules and regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes or resubstitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ DAVID PERKINS David Perkins	President and Director (Principal Executive Officer)	April 26, 2012
/s/ WOUTER VOSMEER Wouter Vosmeer	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	April 26, 2012
/s/ KELLY L. BROWN Kelly L. Brown	Chief Legal Officer and Director	April 26, 2012

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 26th day of April, 2012.

CBC HOLDCO LLC
By:	CBC HOLDCO 2 LLC, its Managing Member
By:	/s/ STEWART GLENDINNING
	Name:	Steward Glendinning
	Title:	Chief Financial Officer

POWER OF ATTORNEY

        Each of the undersigned hereby constitutes and appoints Stewart Glendinning, Samuel D. Walker and E. Lee Reichert, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign this registration statement on Form S-3 filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act, and otherwise), and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such registration statement or registration statements shall comply with the Securities Act and the applicable rules and regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes or resubstitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ PETER SWINBURN Peter Swinburn	President (Principal Executive Officer)	April 26, 2012
/s/ STEWART GLENDINNING Stewart Glendinning	Chief Financial Officer (Principal Financial and Accounting Officer)	April 26, 2012

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 26th day of April, 2012.

MOLSON COORS INTERNATIONAL GENERAL, ULC
By:	/s/ DAVID PERKINS
	Name:	David Perkins
	Title:	President and Director

POWER OF ATTORNEY

        Each of the undersigned hereby constitutes and appoints Stewart Glendinning, Samuel D. Walker and E. Lee Reichert, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign this registration statement on Form S-3 filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act, and otherwise), and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such registration statement or registration statements shall comply with the Securities Act and the applicable rules and regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes or resubstitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ DAVID PERKINS David Perkins	President and Director (Principal Executive Officer)	April 26, 2012
/s/ WOUTER VOSMEER Wouter Vosmeer	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	April 26, 2012
/s/ KELLY L. BROWN Kelly L. Brown	Chief Legal Officer and Director	April 26, 2012

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 26th day of April, 2012.

COORS INTERNATIONAL HOLDCO, ULC
By:	/s/ DAVID PERKINS
	Name:	David Perkins
	Title:	President and Director

POWER OF ATTORNEY

        Each of the undersigned hereby constitutes and appoints Stewart Glendinning, Samuel D. Walker and E. Lee Reichert, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign this registration statement on Form S-3 filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act, and otherwise), and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such registration statement or registration statements shall comply with the Securities Act and the applicable rules and regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes or resubstitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ DAVID PERKINS David Perkins	President and Director (Principal Executive Officer)	April 26, 2012
/s/ WOUTER VOSMEER Wouter Vosmeer	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	April 26, 2012
/s/ KELLY L. BROWN Kelly L. Brown	Chief Legal Officer and Director	April 26, 2012

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 26th day of April, 2012.

MOLSON COORS CALLCO ULC
By:	/s/ DAVID PERKINS
	Name:	David Perkins
	Title:	President

POWER OF ATTORNEY

        Each of the undersigned hereby constitutes and appoints Stewart Glendinning, Samuel D. Walker and E. Lee Reichert, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign this registration statement on Form S-3 filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act, and otherwise), and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such registration statement or registration statements shall comply with the Securities Act and the applicable rules and regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes or resubstitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ DAVID PERKINS David Perkins	President (Principal Executive Officer)	April 26, 2012
/s/ WOUTER VOSMEER Wouter Vosmeer	Chief Financial Officer (Principal Financial and Accounting Officer)	April 26, 2012
/s/ SAMUEL D. WALKER Samuel D. Walker	Director	April 26, 2012
/s/ STEWART GLENDINNING Stewart Glendinning	Director	April 26, 2012
/s/ PETER SWINBURN Peter Swinburn	Director	April 26, 2012

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 26th day of April, 2012.

MOLSON CANADA 2005
By:	/s/ DAVID PERKINS
	Name:	David Perkins
	Title:	President, Chief Executive Officer and Director

POWER OF ATTORNEY

        Each of the undersigned hereby constitutes and appoints Stewart Glendinning, Samuel D. Walker and E. Lee Reichert, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign this registration statement on Form S-3 filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act, and otherwise), and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such registration statement or registration statements shall comply with the Securities Act and the applicable rules and regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes or resubstitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ DAVID PERKINS David Perkins	President, Chief Executive Officer and Director (Principal Executive Officer)	April 26, 2012
/s/ WOUTER VOSMEER Wouter Vosmeer	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	April 26, 2012
/s/ KELLY L. BROWN Kelly L. Brown	Chief Legal Officer and Director	April 26, 2012

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 26th day of April, 2012.

MC HOLDING COMPANY LLC
By:	MOLSON COORS BREWING COMPANY, its Managing Member
By:	/s/ STEWART GLENDINNING
	Name:	Stewart Glendinning
	Title:	Chief Financial Officer

POWER OF ATTORNEY

        Each of the undersigned hereby constitutes and appoints Stewart Glendinning, Samuel D. Walker and E. Lee Reichert, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign this registration statement on Form S-3 filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act, and otherwise), and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such registration statement or registration statements shall comply with the Securities Act and the applicable rules and regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes or resubstitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ PETER SWINBURN Peter Swinburn	President and Chief Executive Officer (Principal Executive Officer)	April 26, 2012
/s/ STEWART GLENDINNING Stewart Glendinning	Chief Financial Officer (Principal Financial and Accounting Officer)	April 26, 2012

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 26th day of April, 2012.

CBC HOLDCO 2 LLC
By:	COORS BREWING COMPANY, its Managing Member
By:	/s/ STEWART GLENDINNING
	Name:	Stewart Glendinning
	Title:	Chief Financial Officer

POWER OF ATTORNEY

        Each of the undersigned hereby constitutes and appoints Stewart Glendinning, Samuel D. Walker and E. Lee Reichert, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign this registration statement on Form S-3 filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act, and otherwise), and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such registration statement or registration statements shall comply with the Securities Act and the applicable rules and regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes or resubstitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ PETER SWINBURN Peter Swinburn	President (Principal Executive Officer)	April 26, 2012
/s/ STEWART GLENDINNING Stewart Glendinning	Chief Financial Officer (Principal Financial and Accounting Officer)	April 26, 2012

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 26th day of April, 2012.

NEWCO3, INC.
By:	/s/ STEWART GLENDINNING
	Name:	Stewart Glendinning
	Title:	President

POWER OF ATTORNEY

        Each of the undersigned hereby constitutes and appoints Stewart Glendinning, Samuel D. Walker and E. Lee Reichert, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign this registration statement on Form S-3 filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act, and otherwise), and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such registration statement or registration statements shall comply with the Securities Act and the applicable rules and regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes or resubstitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ STEWART GLENDINNING Stewart Glendinning	President (Principal Executive Officer)	April 26, 2012
/s/ JULIO O. RAMIREZ Julio O. Ramirez	Treasurer (Principal Financial and Accounting Officer)	April 26, 2012
/s/ SAMUEL D. WALKER Samuel D. Walker	Director	April 26, 2012

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 26th day of April, 2012.

MOLSON COORS BREWING COMPANY (UK) LIMITED
By:	/s/ SUSAN ALBION
	Name:	Susan Albion
	Title:	Corporate Secretary and Legal Director

POWER OF ATTORNEY

        Each of the undersigned hereby constitutes and appoints Stewart Glendinning, Samuel D. Walker and E. Lee Reichert, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign this registration statement on Form S-3 filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act, and otherwise), and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such registration statement or registration statements shall comply with the Securities Act and the applicable rules and regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes or resubstitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ MARK S. HUNTER Mark S. Hunter	Director (Principal Executive Officer)	April 26, 2012
/s/ DAVID HEEDE David Heede	Finance Director (Principal Financial and Accounting Officer)	April 26, 2012
/s/ SUSAN ALBION Susan Albion	Legal Director	April 26, 2012
/s/ C.A. MCDONOUGH C.A. McDonough	Director	April 26, 2012
/s/ SIMON COX Simon Cox	Director	April 26, 2012

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 26th day of April, 2012.

MOLSON COORS HOLDINGS LIMITED
By:	/s/ SUSAN ALBION
	Name:	Susan Albion
	Title:	Corporate Secretary and Legal Director

POWER OF ATTORNEY

        Each of the undersigned hereby constitutes and appoints Stewart Glendinning, Samuel D. Walker and E. Lee Reichert, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign this registration statement on Form S-3 filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act, and otherwise), and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such registration statement or registration statements shall comply with the Securities Act and the applicable rules and regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes or resubstitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ MARK S. HUNTER Mark S. Hunter	Director (Principal Executive Officer)	April 26, 2012
/s/ D.A. HEEDE D.A. Heede	Finance Director (Principal Financial and Accounting Officer)	April 26, 2012
/s/ SUSAN ALBION Susan Albion	Corporate Secretary and Legal Director	April 26, 2012

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 26th day of April, 2012.

GOLDEN ACQUISITION
By:	/s/ SUSAN ALBION
	Name:	Susan Albion
	Title:	Corporate Secretary and Legal Director

POWER OF ATTORNEY

        Each of the undersigned hereby constitutes and appoints Stewart Glendinning, Samuel D. Walker and E. Lee Reichert, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign this registration statement on Form S-3 filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act, and otherwise), and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such registration statement or registration statements shall comply with the Securities Act and the applicable rules and regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes or resubstitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ D.A. HEEDE D.A. Heede	Finance Director (Co-Principal Executive Officer and Principal Financial and Accounting Officer)	April 26, 2012
/s/ SUSAN ALBION Susan Albion	Corporate Secretary and Legal Director (Co-Principal Executive Officer)	April 26, 2012

EXHIBIT INDEX

Exhibit Number		Document Description
1.1	*	Form of Underwriting Agreement.
2.1
Agreement, dated as of April 3, 2012, by and among Molson Coors Brewing Company, Molson Coors Holdco—2 Inc. and Starbev L.P. (Incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by Molson Coors Brewing Company with the SEC on April 3, 2012).
2.2
Management Warranty Deed, dated as of April 3, 2012, by and among the management warrantors named therein, Starbev L.P. and Molson Coors Holdco—2 Inc. (Incorporated by reference to Exhibit 2.2 of the Current Report on Form 8-K filed by Molson Coors Brewing Company with the SEC on April 3, 2012).
4.1		Form of Indenture.
4.2	*	Form of Note.
5.1		Opinion of Kirkland & Ellis LLP.
12.1		Computation of Ratio of Earnings to Fixed Charges.
23.1		Consent of Independent Registered Public Accounting Firm.
23.2		Consent of Independent Registered Public Accounting Firm.
23.3		Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).
24.1		Power of Attorney (included on the signature pages to this registration statement).
25.1		Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Deutsche Bank Trust Company Americas as Trustee under the Indenture.

*
To be filed by amendment or as an exhibit with a subsequent Current Report on Form 8-K in connection with a specific offering.